SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 2001

                                 ELOQUENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                    000-29059                        94-3221868
       ---------------------------------  ---------------------------------
             (COMMISSION FILE NO.)        (IRS EMPLOYER IDENTIFICATION NO.)

                      2000 ALAMEDA DE LAS PULGAS, SUITE 100
                           SAN MATEO, CALIFORNIA 94403
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (650) 294-6500

--------------------------------------------------------------------------------

                                       1.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On June 22, 2001, the Registrant agreed to acquire Rebop Media, Inc., a California corporation ("Rebop"), pursuant to that certain First Amended and Restated Agreement and Plan of Merger, dated June 22, 2001, by and among Rebop Acquisition Corp., a California corporation ("Rebop Acquisition Corp."), Registrant, and Rebop (the "Merger Agreement").

         Pursuant to the Merger Agreement previously filed, Registrant acquired all outstanding shares of capital stock of Rebop, and Rebop became a wholly owned subsidiary of Registrant. As consideration for the acquisition of Rebop, the former shareholders of Rebop, including Clifford A. Reid an officer and director of the Registrant, received an aggregate of 802,481 shares of Registrant common stock and approximately $3,813,085 in cash. In addition, the former Rebop option holders received options to purchase an aggregate of 47,514 shares of Registrant common stock. The source of the funds used for the acquisition was the Registrant's cash reserves.

         At the closing of the acquisition on July 5, 2001, ten percent of the stock issued and cash paid to the former shareholders of Rebop, was placed in escrow to secure certain indemnification obligations contained in the Merger Agreement. Subject to outstanding claims, the escrow will terminate six months following the closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The Rebop financial statements for the period July 10, 2000 (date of inception) to December 31, 2000 included in this Amended Current Report, Form 8-K/A are as follows:

              Financial Statement Description                              Page
              -------------------------------                              ----
              Report of Independent Accountants                            F-1
              Balance Sheet                                                F-2
              Statement of Operations                                      F-3
              Statement of Convertible Preferred Stock and Shareholders'
              Deficit                                                      F-4
              Statement of Cash Flows                                      F-5
              Notes to the Financial Statements                            F-6

                  The Rebop unaudited financial statements for the six months ended June 30, 2001 included in this Amended Current Report, Form 8-K/A are as follows:

              Financial Statement Description                              Page
              -------------------------------                              ----
              Balance Sheet                                                F-16
              Statement of Operations                                      F-17

                                       2.

              Statement of Cash Flows                                      F-18
              Notes to the Financial Statements                            F-19

         (B) PRO FORMA FINANCIAL INFORMATION.

                  The unaudited pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

             Financial Statement Description                               Page
             -------------------------------                               ----
             Overview of Pro Forma Condensed Combined Financial Statements F-22 Pro Forma Condensed Combined Balance Sheet
             As of June 30, 2001                                           F-23
             Pro Forma Condensed  Combined Statement of Operations
             For the Six Months Ended June 30, 2001                        F-24
             Pro Forma Condensed Combined Statement of Operations For
             the Year ended December 31, 2000                              F-24
             Notes to Pro Forma Combined Condensed Financial Statements    F-25

         (C) EXHIBITS

                  The following exhibits are filed with this Amended Current Report Form 8-K/A:

         2.1* First Amended and Restated Agreement and Plan of Merger, dated June 22, 2001, by and between Registrant, Rebop, and Rebop Acquisition Corp.

         20.1*    Press release of the Registrant dated June 25, 2001.

         23.1     Consent of Independent Accountants

         *Previously  filed  with  Registrant's Current Report on Form 8-K filed
          July 6, 2001


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ELOQUENT, INC.



September 7, 2001                          By:   [/s/ Edward Molkenbuhr]
                                               ---------------------------------
                                               [EDWARD MOLKENBUHR]
                                               [PRESIDENT]

                                       3.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Rebop Media, Inc.
(a company in the development stage)

     In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Rebop Media, Inc. at December 31, 2000, and the results of its operations and its cash flows for the period from July 10, 2000 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Rebop Media, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that Rebop Media, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Rebop Media, Inc. has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Jose, California
March 27, 2001

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                  BALANCE SHEET
                                DECEMBER 31, 2000

ASSETS
Current assets:
  Cash and cash equivalents .....................................   $   922,413
  Prepaid expenses and other current assets .....................        32,375
                                                                    -----------
          Total current assets ..................................       954,788
Property and equipment, net .....................................        85,283
                                                                    -----------
          Total assets ..........................................   $ 1,040,071
                                                                    ===========
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS'
DEFICIT
Current liabilities:
  Accounts payable ..............................................   $     5,881
  Accrued payroll and related benefits ..........................        39,790
  Accrued liabilities ...........................................        47,847
                                                                    -----------
          Total current liabilities .............................        93,518
                                                                    -----------
Commitments (Note 6)
Convertible Preferred Stock:
  $0.001 par value; 2,000,000 shares authorized; 1,500,000
     shares issued and outstanding at December 31, 2000 .........     1,500,000
                                                                    -----------
Shareholders' deficit:
  Common Stock: $0.001 par value; 15,000,000 shares
     authorized; 6,150,000 shares issued and outstanding at
     December 31, 2000 ..........................................         6,150
  Additional paid-in capital ....................................        89,177
  Unearned stock-based compensation .............................       (44,589)
  Deficit accumulated during the development stage ..............      (604,185)
                                                                    -----------
          Total shareholders' deficit ...........................      (553,447)
                                                                    -----------
          Total liabilities, convertible preferred stock and
          shareholders' deficit .................................   $ 1,040,071
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000


OPERATING EXPENSES:
  Research and development (including stock-based
     compensation of $41,158) .................................       $ 385,667
  General and administrative (including stock-based
     compensation of $3,430) ..................................         218,030
                                                                      ---------
          Total operating expenses ............................         603,697
                                                                      ---------

Loss from operations ..........................................        (603,697)
Interest income ...............................................           3,644
Interest expense ..............................................          (4,132)
                                                                      ---------
Net loss ......................................................       $(604,185)
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                    REBOP MEDIA, INC.
                  (A COMPANY IN THE DEVELOPMENT STAGE)

       STATEMENT OF CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                                                                                         DEFICIT
                                         CONVERTIBLE                                                                     ACCUMULATED
                                         PREFERRED STOCK          COMMON STOCK                ADDITIONAL   UNEARNED      DURING THE
                                         ----------------------   ------------------------    PAID-IN      STOCK-BASED   DEVELOPMENT
                                         SHARES      AMOUNT       SHARES        AMOUNT        CAPITAL      COMPENSATION  STAGE
                                         ---------   ----------   ----------    ----------    ----------   ------------  -----------
Issuance of Common Stock to
  founders                                    --     $     --      6,150,000    $    6,150    $     --     $     --      $     --
Conversion of related party
  note payable to Series A
  Convertible Preferred Stock,
  at $1 per share in October
  2000                                   1,500,000    1,500,000         --            --            --           --            --
Issuance of Common Stock
  pursuant to exercise of
  options                                     --           --        900,000           900          --           --            --
Repurchase of Common Stock                    --           --       (900,000)         (900)         --           --            --
Unearned stock-based
  compensation                                --           --           --            --          89,177      (89,177)         --
Stock-based compensation
  expense                                     --           --           --            --            --         44,588          --
Net loss                                      --           --           --            --            --           --        (604,185)
                                         ---------   ----------    ---------    ----------    ----------   ----------    ----------
Balances at December 31, 2000            1,500,000   $1,500,000    6,150,000    $    6,150    $   89,177   $  (44,589)   $ (604,185)
                                         =========   ==========    =========    ==========    ==========   ==========    ==========



                                                                 TOTAL
                                                                 SHAREHOLDERS'
                                                                 DEFICIT
                                                                 -------------
Issuance of Common Stock to
  founders                                                         $   6,150
Conversion of related party
  note payable to Series A
  Convertible Preferred Stock,
  at $1 per share in October
  2000                                                                    --
Issuance of Common Stock
  pursuant to exercise of
  options                                                                900
Repurchase of Common Stock                                              (900)
Unearned stock-based
  compensation                                                            --
Stock-based compensation
  expense                                                             44,588
Net loss                                                            (604,185)
                                                                   ----------
Balances at December 31, 2000                                      $(553,447)
                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                             STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ......................................................   $  (604,185)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization ..............................        11,693
     Stock-based compensation expense ...........................        44,588
     Changes in current assets and liabilities:
     Prepaid expenses and other current assets ..................       (32,375)
     Accounts payable and accrued liabilities ...................        93,518
                                                                    -----------
          Net cash used in operating activities .................      (486,761)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ............................       (96,976)
                                                                    -----------
          Net cash used in operating activities .................       (96,976)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party note payable ......................     1,500,000
  Proceeds from issuance of Common Stock, net of
     repurchases ................................................         6,150
  Proceeds from promissory notes ................................       450,000
  Repayment of promissory notes .................................      (450,000)
                                                                    -----------
          Net cash provided by financing activities .............     1,506,150
                                                                    -----------
Net increase in cash and cash equivalents .......................       922,413
Cash and cash equivalents at beginning of the period ............          --
                                                                    -----------
Cash and cash equivalents at end of the period ..................   $   922,413
                                                                    ===========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest ........................................   $     4,132
                                                                    ===========
  Unearned stock-based compensation .............................   $    89,177
                                                                    ===========
  Conversion of related note payable into Series A
     Convertible Preferred Stock ................................   $ 1,500,000
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

1. FORMATION AND BUSINESS OF REBOP

     Rebop Media, Inc. ("Rebop") was incorporated in the State of California in July 2000 to develop a live video based web conferencing product designed to reliably serve large business audiences. Rebop is in the development stage and since inception has devoted substantially all of its efforts to developing its product, raising capital and recruiting personnel.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

     The accompanying financial statements have been prepared assuming that Rebop will continue as a going concern. Rebop has incurred losses from operations of $604,185 from July 10, 2000 (the date inception) through December 31, 2000. Rebop entered into an agreement during the period whereby Eloquent, Inc ("Eloquent") has the option to acquire all the outstanding common stock of Rebop (see Note 10). If the acquisition by Eloquent does not happen, Rebop will need to raise additional capital to fund its 2001 operations. There can be no assurance that the sale to Eloquent will occur or that Rebop will be successful in raising additional funding if the sale does not occur. The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     As of December 31, 2000, all cash and cash equivalents were on deposit in two demand accounts with a U.S. financial institution. At times, these deposits may be in excess of federally insured limits.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

FINANCIAL INSTRUMENTS

     The carrying values of Rebop's financial instruments including cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to their short maturities. Financial instruments, which potentially subject Rebop to concentrations of credit risk consist principally of cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the related assets of three years. Maintenance and repairs are charged to operations as incurred.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. To date, no products have reached technological feasibility and accordingly, no software development costs have been capitalized as of December 31, 2000.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

STOCK-BASED COMPENSATION

     Rebop accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations. As such, compensation expense is recorded on the date of grant when the current market price of underlying stock exceeds the exercise price. Rebop also complies with the disclosure provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

INCOME TAXES

     Rebop accounts for income taxes using the liability method under which deferred tax assets and liabilities are calculated using current tax laws and rates in effect at the balance sheet date. A valuation allowance is recorded when it is more likely than not that the deferred tax asset will not be recovered.

COMPREHENSIVE INCOME

     Rebop has adopted the provisions of the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their components in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings in the equity section of a statement of financial position. To date, Rebop has not had any transactions that are required to be reported as comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statements of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

Statement No. 133" ("SFAS No. 137"). SFAS No. 137 deferred the application of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. To date, Rebop has not engaged in derivative or hedging activities.

 3. BALANCE SHEET COMPONENTS


                                                                    DECEMBER 31,
                                                                        2000
                                                                    ------------

Prepaid expenses and other current assets:
   Deposits ...............................................           $ 9,500
   Prepayments ............................................            22,875
                                                                      -------
                                                                      $32,375
                                                                      =======

PROPERTY AND EQUIPMENT

     Property and equipment consists of computer equipment and software which is recorded at cost, $96,976, and depreciated over its useful life of three years. Accumulated depreciation totaled $11,693 at December 31, 2000.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

4. RELATED PARTY TRANSACTIONS

     Rebop entered into two promissory notes with Eloquent, who has an approximate 20% ownership interest in Rebop, as at December 31, 2000, both for $200,000, and bearing an interest rate of 6.5%. Rebop also entered into a promissory note with Cliff Reid, founder of Rebop, in the amount of $50,000 with no interest due. All principal and interest relating to the promissory notes was paid in full as of December 31, 2000.

5. INCOME TAXES

     Deferred tax assets consist of the following:

                                                                    DECEMBER 31,
                                                                        2000
                                                                    ------------

Deferred tax assets:
  Net operating loss carryforwards ..............................    $ 102,515
  Tax credit ....................................................       10,568
  Start up costs ................................................       85,796
  Other .........................................................       35,055
                                                                     ---------
                                                                       233,934
Valuation allowance .............................................     (233,934)
                                                                     ---------
                                                                     $     --
                                                                     =========

     Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. At December 31, 2000, Rebop had approximately $102,515 of federal operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2020. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

which cause limitations in the amount of net operating losses that Rebop may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

6. COMMITMENTS

     Rebop leases its office space under a noncancelable operating lease expiring in May 2001. Under the terms of the office lease, Rebop is responsible for insurance and common area maintenance costs. Rent expense for the period from July 10, 2000 (date of inception) to December 31, 2000 was $50,983. Rebop's future annual minimum payments total $47,500 due in 2001.

7. CONVERTIBLE PREFERRED STOCK

     Convertible Preferred Stock at June 30, 2001 consists of the following:

                               SHARES
                       -------------------------   LIQUIDATION
          SERIES       AUTHORIZED    OUTSTANDING      AMOUNT        PROCEEDS
          ------       ----------    -----------    -----------     ----------

 A...................  2,000,000      1,500,000     $1,500,000      $1,500,000
                       =========      =========     ==========      ==========

     The holders of Convertible Preferred Stock have various rights and preferences as follows:

VOTING RIGHTS

     Each share of Convertible Preferred Stock has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

     As long as at least 150,000 shares of Convertible Preferred Stock remain outstanding, Rebop must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by Rebop, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets.

DIVIDENDS

     Holders of Series A Convertible Preferred Stock are entitled to receive noncumulative cash dividends at the per annum rate of $0.08 per share, when and if declared by the Board of Directors. The holders of Series A Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 2000.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of Rebop, including a merger, acquisition or sale of assets where the beneficial owners of Rebop's Common Stock and Convertible Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A Convertible Preferred Stock are entitled to receive an amount of $1.00, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed ratably to the holders of the Series A Convertible Preferred Stock and Common Stock on an as-if-converted to Common Stock basis. Should Rebop's legally available assets be insufficient to satisfy the liquidation preferences the funds will be distributed among the holders of Series A Convertible Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

CONVERSION RIGHTS

     Each share of Series A Convertible Preferred Stock is convertible at the option of the holder, or may be converted at any time into fully paid and nonassessable shares of Common Stock according to a conversion ratio. The current conversion ratio is 1:1 subject to future adjustments.

8. COMMON STOCK

     Rebop's Articles of Incorporation, as amended, authorize Rebop to issue 15,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by Rebop subject to vesting, generally over 2 years. At December 31, 2000, there were 5,947,920 shares subject to repurchase.

     On December 31, 2000, Rebop had reserved shares of common stock for future issuance as follows:

Preferred stock.............................................  1,500,000
Stock options...............................................  2,350,000
                                                              ---------
                                                              3,850,000
                                                              =========

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

9. STOCK OPTION PLANS

     In July 2000, Rebop adopted the 2000 Equity Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of Rebop. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Rebop's employees and consultants. Rebop has reserved 2,350,000 shares of Common Stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by Rebop which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. The vesting provisions of individual options may vary but in each case will provide for vesting of at least 20% per year of the total number of shares subject to the option.

     During 2000, Rebop recorded $89,177 of deferred stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted in 2000. The compensation expense is being recognized over the option vesting period of one year.

     The following table summarizes activity under the Plan:

                                                               SHARES     PRICE
                                                              --------    -----

Options granted.............................................   900,000    $ 900
Options exercised...........................................  (900,000)    (900)
Options canceled............................................       --       --
                                                              --------    -----
Outstanding at December 31, 2000............................       --     $ --
                                                              ========    =====

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

FAIR VALUE DISCLOSURES

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants: risk-free interest rate, 5.89%; expected life, 2 years; dividend yield, 0% and; volatility, 0%.

     The weighted average fair value of the options granted in 2000 was $0.10 per share. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. There is no significant difference between the net loss and the pro forma net loss as adjusted.

     The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future amounts. Additional awards are anticipated in the future.

10. SUBSEQUENT EVENT

     In March 2001, Eloquent's board of directors approved submitting the acquisition of Rebop to a stockholder vote pursuant to an Agreement and Plan of Merger and Reorganization, dated October 31, 2000. The acquisition is contingent upon Eloquent's stockholder approval which if obtained, will result in Eloquent acquiring all of the outstanding capital stock of Rebop. Rebop shall cease to exist as a separate entity and shall become a wholly owned subsidiary of Eloquent.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                             CONDENSED BALANCE SHEET
                                  JUNE 30, 2001
                                   (unaudited)

   ASSETS
Current assets:
  Cash and cash equivalents ......................................................   $   140,297
  Prepaid expenses and other current assets ......................................         9,500
                                                                                     -----------
          Total current assets ...................................................       149,797
Property and equipment, net ......................................................        88,001
          Total assets ...........................................................   $   237,798
                                                                                     ===========


   LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable ...............................................................   $     8,137
  Accrued payroll and related benefits ...........................................        12,705
  Accrued liabilities ............................................................        56,315
                                                                                     -----------
          Total current liabilities ..............................................        77,157
                                                                                     -----------

Convertible Preferred Stock
 $0.001 par value; 2,000,000 shares authorized; 1,500,000
   shares issued and outstanding .................................................     1,500,000


Shareholders' deficit:
  Common Stock: $.001 par value; 15,000,000 shares
     authorized; 7,250,000 shares issued and outstanding .........................         7,250
  Additional paid-in capital .....................................................       684,209
  Unearned stock-based compensation ..............................................      (217,975)
  Deficit accumulated during the development stage ...............................    (1,712,843)
  Notes receivable for exercise of stock option ..................................      (100,000)
                                                                                     -----------
          Total shareholders' deficit ............................................    (1,339,359)
                                                                                     -----------

          Total liabilities, convertible preferred stock and shareholders' deficit   $   237,798
                                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                        CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                    (unaudited)


OPERATING EXPENSES:
Research and development (including stock-based
     compensation of $258,375)                                      $   808,809
General and administrative (including stock-based
     compensation of $54,371)                                           304,733
                                                                    -----------
         Total operating expenses                                     1,113,542
                                                                    -----------

Loss from operations                                                 (1,113,542)
Interest income                                                           4,884
                                                                    -----------
Net loss                                                             (1,108,658)
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                        CONDENSED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                    (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ......................................................   $(1,108,658)
  Adjustments to reconcile net loss to net cash used in operating activities:

     Depreciation and amortization ..............................        19,490
     Stock-based compensation expense ...........................       312,746
     Changes in current assets and liabilities:
     Prepaid expenses and other current assets ..................        22,875
     Accounts payable and accrued liabilities ...................       (16,361)
                                                                    -----------
          Net cash used in operating activities .................      (769,908)
                                                                    -----------



CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ............................       (22,208)
                                                                    -----------
          Net cash used in operating activities .................       (22,208)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Common Stock ........................        10,000
                                                                    -----------
          Net cash provided by financing activities .............        10,000
                                                                    -----------

Net decrease in cash and cash equivalents .......................      (782,116)

Cash and cash equivalents at beginning of the period ............       922,413
                                                                    -----------

Cash and cash equivalents at end of the period ..................   $   140,297
                                                                    ===========

SUPPLEMENTAL INFORMATION:
  Note receivable for exercise of stock options .................   $   100,000
                                                                    ===========

  Unearned stock-based compensation .............................   $   486,132
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (Unaudited)

1. FORMATION AND BUSINESS OF REBOP AND BASIS OF PRESENTATION

     Rebop Media, Inc. ("Rebop") was incorporated in the State of California in July 2000 to develop a live video based web conferencing product designed to reliably serve large business audiences. Rebop is in the development stage and since inception has devoted substantially all of its efforts to developing its product, raising capital and recruiting personnel.

     In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America. The results of operations for the interim period presented is not necessarily indicative of the results for any future interim period or for the entire year. These interim condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2000 and the notes thereto.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying condensed financial statements have been prepared assuming that Rebop will continue as a going concern. In October 2000, Rebop entered into an agreement whereby Eloquent, Inc ("Eloquent") had the option to acquire all the outstanding common stock of Rebop. In March 2001, Eloquent's board of directors approved submitting the acquisition of Rebop to a stockholder vote pursuant to an Agreement and Plan of Merger and Reorganization, dated October 31, 2000. In June 2001, Rebop and Eloquent entered into a First Amended and Restated Agreement and Plan of Merger, whereby Eloquent agreed in principal to acquire all the outstanding shares and options to purchase shares of Rebop's Common Stock for approximately $3.8 million in cash and 850,000 shares of Eloquent's Common Stock and options to purchase Eloquent's Common Stock. The transaction closed on July 5, 2001.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (Unaudited)

STOCK-BASED COMPENSATION

     Rebop accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations. As such, compensation expense is recorded on the date of grant when the current market price of underlying stock exceeds the exercise price. Rebop also complies with the disclosure provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     Through June 30, 2001, Rebop recorded a cumulative amount of $575,309 of unearned stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted though 2001. The compensation expense is being recognized over the option vesting period.

                                REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

               NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                   (Unaudited)

3. CONVERTIBLE PREFERRED AND COMMON STOCK

     In October 2000, Rebop entered into a strategic relationship with Eloquent where-by Rebop issued 1.5 million shares of Series A Preferred Stock to Eloquent for $1.5 million. Eloquent also held the right to acquire Rebop. On July 5, 2001, all of the Series A Preferred Stock outstanding was canceled.

     Rebop's Articles of Incorporation, as amended, authorize Rebop to issue 15,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by Rebop subject to vesting, generally over 2 years. Additionally, they are subject to an accelerated vesting provision such that upon a change of control of Rebop, as defined in the various Rebop Common Stock purchase agreements, 50% of the unvested Common Stock would vest immediately and the remaining unvested stock would vest ratably over the next 6 calendar months subject to certain conditions. In April 2001, Eloquent exercised its right to acquire Rebop and, in June 2001, Eloquent agreed in principal to acquire all the outstanding shares of Rebop's Common Stock. At June 30, 2001, there were 1,437,505 shares subject to repurchase.

4. RECENT ACCOUNTING PRONOUNCEMENTS

BUSINESS COMBINATIONS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. Rebop believes that the adoption of SFAS 141 will not have a significant impact on their financial statements.

GOODWILL AND OTHER INTANGIBLE ASSETS

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after March 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. Rebop believes that the adoption of SFAS 142 will not have a significant impact on their financial statements.

OVERVIEW OF PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The pro forma condensed combined financial statements give effect to Eloquent's acquisition of Rebop in a business combination accounted for as a purchase. All outstanding common stock and stock options of Rebop were acquired by Eloquent for $3.8 million in cash and approximately $1.2 million in stock and options to acquire to stock, plus assumption of $77,000 in liabilities and cancellation of 1.5 million shares of Rebop Preferred Stock. Acquisition costs are estimated to be approximately $310,000. The transaction was finalized on July 5, 2001.

     The pro forma financial condensed combined statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Rebop based on preliminary estimates of their fair value. The actual allocation of the consideration paid may differ from those assumptions reflected in the pro forma condensed combined financial statements after valuations and other procedures to be performed related to the Rebop acquisition have been completed. In the opinion of Eloquent's management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the Rebop acquisition. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 and the six months ended June 30, 2001, gives effect to this transaction as if it had taken place on January 1, 2000. The unaudited pro forma condensed combined Balance Sheet as of June 30, 2001 gives effect to the transaction as if it had taken place on June 30, 2001.

     The pro forma condensed combined financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on July 10, 2000, and do not purport to indicate the results of future operations.

     Eloquent issued 850,000 shares of common stock in exchange for all Rebop's outstanding common stock and stock options. The value of the stock is based on the 5 day average surrounding the June 25, 2001 announcement date.

     Tangible  assets of Rebop  principally  include cash and cash  equivalents,
property  and  equipment  and  other  assets.   Liabilities   of  Rebop  assumed
principally include accounts payable and accrued liabilities.

     The excess of purchase price over assets acquired and liabilities assumed amounted to approximately $6.3 million and has been allocated to goodwill and other intangible assets.

     The aggregate estimated fair value of the assets and liabilities of the acquired business and the aggregate consideration paid is as follows:

            Liabilities assumed                       $   (77,000)
            Tangible assets acquired                      238,000
            Acquired technology                         1,492,000
            Patents                                       207,000
            Goodwill                                    4,587,000
            In process research and development           283,000
                                                      -----------
                                 Total                $ 6,730,000
                                                      ===========

                                                  ELOQUENT, INC.
                                    PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                AS OF JUNE 30, 2001

                                                    (Unaudited)
                                                  (In thousands)

                                                                                                                   Eloquent
                                                        Eloquent      Rebop           Pro Forma Adjustments        Pro Forma
                                                        --------      -----      --------------------------------  ---------
ASSETS

Current assets:
      Cash and cash equivalents                        $   5,658    $     140    $    --          $  (3,813)  (B)  $   1,985
      Short-term investments                              26,615         --           --               --             26,615
      Accounts receivable, net                               898         --           --               --                898
      Deferred production costs                               41         --           --               --                 41
      Prepaid expenses                                       557           10         --               --                567
                                                       ---------    ---------    ---------        ---------        ---------
                 Total current assets                     33,769          150         --             (3,813)          30,106

Property and equipment, net                                2,649           88         --               --              2,737
Intangible assets                                           --           --           --              1,699   (E)      1,699
Goodwill                                                    --           --           --              4,587   (F)      4,587
Deferred charges                                            --           --           --               --               --
Long-term investments                                        198         --           --               --                198
Other assets                                                 853         --          1,355   (A)     (1,554)  (D)        654
                                                       ---------    ---------    ---------        ---------        ---------
                 Total assets                          $  37,469    $     238    $   1,355        $     919        $  39,981
                                                       =========    =========    =========        =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and other liabilities               4,449    $      77    $    --          $     256   (C)  $   4,782
      Capital lease obligation - current portion             423         --           --               --                423
      Deferred revenue                                       835         --           --               --                835
                                                       ---------    ---------    ---------        ---------        ---------
                Total current liabilities                  5,707           77         --                256            6,040

Capital lease obligation, net of current portion              74         --           --               --                 74
Long-term liabilities                                      1,700         --           --               --              1,700
                                                       ---------    ---------    ---------        ---------        ---------
                                                           7,481           77         --                256            7,814
                                                       ---------    ---------    ---------        ---------        ---------

Stockholders' equity:
      Convertible preferred stock                           --          1,500         --             (1,500)  (D)       --
      Common stock                                            18            7         --                 (6)  (D)         19
      Unearned stock-based compensation                   (1,469)        (218)         218   (A)        218   (D)     (1,251)
      Other comprehensive income                             170         --           --               --                170
      Additional paid-in-capital                         128,426          685         (576)  (A)        521   (D)    129,056
      Accumulated deficit                                (96,998)      (1,713)       1,713   (A)      1,430   (D)    (95,568)
      Notes receivable for exercise of stock
      option                                                --           (100)        --               --               (100)
      Treasury stock, at cost                               (159)        --           --               --               (159)
                                                       ---------    ---------    ---------        ---------        ---------
                 Total stockholders' equity               29,988          161        1,355              663           32,167
                                                       ---------    ---------    ---------        ---------        ---------

Total liabilities and stockholders' equity             $  37,469    $     238    $   1,355        $     919        $  39,981
                                                       =========    =========    =========        =========        =========


                                                  ELOQUENT, INC.
                               PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                      FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                    (Unaudited)
                                     (In thousands, except per share amounts)

                                                                                                          Eloquent
                                              Eloquent        Rebop            Pro Forma Adjustments      Pro Forma
                                              --------       --------       --------------------------    --------

Revenue                                       $  3,615       $   --         $   --         $   --         $  3,615
Cost of revenue                                  2,468           --             --              269  (G)     2,737
                                              --------       --------       --------       --------       --------
Gross Margin                                     1,147           --             --             (269)           878
Operating expenses:
      Research and development                   3,164            809         (1,109)  (A)     --            2,864
      Sales and marketing                        4,826           --             --             --            4,826
      General and administrative                 2,957            305           --             --            3,262
      Restructuring expense                      1,400           --             --             --            1,400
      Impairment charge                           --             --             --             --             --
                                              --------       --------       --------       --------       --------
           Total operating expenses             12,347          1,114         (1,109)          --           12,352
Loss from operations                           (11,200)        (1,114)         1,109           (269)       (11,474)
Interest expense and other expenses                (75)          --             --             --              (75)
Impairment in investment                          (759)          --             --             --             (759)
Interest and other incom                         1,135              5           --             --            1,140
                                              --------       --------       --------       --------       --------
Net loss                                      $(10,899)      $ (1,109)      $  1,109       $   (269)      $(11,168)
                                              ========       ========       ========       ========       ========

Pro Forma basic and diluted net
      loss per share                          $  (0.61)                                                   $  (0.60)
                                              ========                                                    ========

Number of shares used in calculation
      of pro forma basic and diluted
      net loss per share                        17,860                                                      18,498
                                              ========                                                    ========



                                                   ELOQUENT, INC.
                                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                        FOR THE YEAR ENDED DECEMBER 31, 2000

                                                    (Unaudited)
                                      (In thousands, except per share amounts)

                                                                                                          Eloquent
                                              Eloquent        Rebop            Pro Forma Adjustments      Pro Forma
                                              --------       --------       --------------------------    --------

Revenue                                       $ 14,847       $  --       $     --       $     --          $ 14,847
Cost of revenue                                  8,948          --             --               269  (G)     9,217
                                              --------       --------       --------       --------       --------
Gross Margin                                     5,899          --             --              (269)         5,630
                                              --------       --------       --------       --------       --------
Operating expenses:
      Research and development                   5,965            386           (604)   (A)   --             5,747
       Sales and marketing                      21,343          --             --             --            21,343
       General and administrative                7,618            218          --             --             7,836
       Restructuring expense                     4,015          --             --             --             4,015
       Impairment charge                         2,458          --             --             --             2,458
                                              --------       --------       --------       --------       --------
            Total operating expenses            41,399            604           (604)         --            41,399
                                              --------       --------       --------       --------       --------
Loss from operations                           (35,500)          (604)           604           (269)       (35,769)
Interest expense and other expenses             (1,500)            (4)         --             --            (1,504)
Impairment in investment                        (2,250)         --             --             --            (2,250)
Interest and other income                        2,951              4          --             --             2,955
                                              --------       --------       --------       --------       --------
Net loss before extraordinary item and
  cumulative effect of accounting change       (36,299)          (604)           604           (269)       (36,568)
Extraordinary loss on extinguishment of debt    (7,453)         --             --             --            (7,453)
                                              --------       --------       --------       --------       --------
Loss before cumulative effect of accounting
change                                         (43,752)          (604)           604           (269)       (44,021)
Cumulative effect of accounting change-                                                                       --
  beneficial conversion feature                 (7,500)         --             --             --            (7,500)
                                              --------       --------       --------       --------       --------
Net loss                                      $(51,252)      $   (604)      $    604       $   (269)       (51,521)
                                              ========       ========       ========       ========       ========

Pro Forma basic and diluted net loss per
  share                                       $  (3.33)                                                   $  (3.29)
                                              ========                                                    ========
Number of shares used in calculation of pro
  forma basic and diluted net loss per
  share                                         15,381                                                      15,683
                                              ========                                                    ========


                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
         YEAR ENDED DECEMBER 31, 2000 AND SIX MONTHS ENDED JUNE 30, 2001


NOTE 1 - PRO FORMA BASIC AND DILUTED LOSS PER SHARE:

Pro forma basic and diluted loss per share is based on the weighted average number of shares of Eloquent common stock outstanding during the period. Potential common stock equivalents shares have been excluded the loss per share computation as the effects are anti-dilutive.

NOTE 2 - PRO FORMA ADJUSTMENTS:

A. The pro forma Eloquent balance sheet as of June 30, 2001 and statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 were adjusted to exclude the amounts already recorded under the equity method of accounting in the historical financial statements of Eloquent with regard to Rebop.

B. To record the cash portion of the purchase price for the acquisition of Rebop.

C. To reflect the accrual of direct acquisition costs arising from the Rebop purchase.

D. To eliminate Rebop's stockholders' equity and to reflect the acquisition of Rebop as if it occurred on June 30, 2001 including recording the issuance of 850,000 shares of Eloquent common stock and the cancellation of the 1.5 million shares of Rebop Preferred Stock.

E. To record the acquired intangible assets which consist of patents of $207,000 and acquired technology of $1.5 million.

F.   To record the acquired goodwill.

G. To record the amortization of patent costs on a straight line basis over five years and the amortization of acquired technology costs over three years on a straight line basis.

                                 EXHIBIT INDEX

Exhibit No.     Description

2.1*            First Amended and Restated  Agreement and Plan of Merger,  dated
                June 22,  2001,  by and between  Registrant,  Rebop  Acquisition
                Corp.
20.1*           Press release of the Registrant dated June 25, 2001.
23.1            Consent of the Independent Accountants.


*Previously filed with Registrant's Current Report on Form 8-K filed July 6,2001